For Period ended 12/31/07                                            Series 25
File Number 811-7852

Sub-Item 77Q1(e): Exhibits
--------------------------------------------------------------------------------

The text of the amendments described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #29 on Form N-1A dated November 26, 2007 for USAA Mutual Funds Trust.